UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

WMIH Corp.

(Exact name of registrant as specified in its charter)

001-14667

(Commission

File Number)

Delaware	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 Fifth Avenue, Suite 4100 Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 922-2957

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On June 1, 2016, WMIH Corp. held its annual meeting of stockholders.

(b)	At the annual meeting, stockholders approved each of the following matters, with the final vote tabulations on each matter as set forth below. Of the 482,900,331 votes entitled to be cast at the meeting, 288,355,957 votes (or approximately 60%) were voted in person or by proxy.

1.	To elect a board of directors consisting of nine members, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

NOMINEE	VOTES FOR	VOTES WITHHELD
Eugene I. Davis	201,720,940	8,857,249
Thomas L. Fairfield	203,899,466	6,678,723
William C. Gallagher	203,908,630	6,669,559
Diane B. Glossman	202,068,673	8,509,516
Tagar C. Olson	204,174,369	6,403,820
Paul E. Raether	204,075,240	6,502,949
Michael J. Renoff	204,016,228	6,561,961
Steven D. Scheiwe	203,568,309	7,009,880
Michael L. Willingham	204,802,416	5,775,773

There were 77,777,768 broker non-votes with respect to the election of directors.

2.	To ratify the appointment of Burr Pilger Mayer, Inc., as WMIH Corp.’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Ratification of auditor appointment	280,201,037	4,797,742	3,357,179	0

3.	To approve, on an advisory basis, compensation of WMIH Corp.’s named executive officers.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Advisory vote on executive compensation	186,207,235	20,091,245	4,280,159	77,777,768

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMIH CORP. (Registrant)

Date: June 7, 2016	By:	/s/ Charles Edward Smith
	Name:	Charles Edward Smith
	Title:	Executive Vice President

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